SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2005

Corporate Property Associates 15 Incorporated
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-50249	52-2298116
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

212-492-1100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events

            As previously disclosed by Corporate Property Associates 15 Incorporated ("the Company"), the Division of Enforcement of the Securities and Exchange Commission ("Enforcement Staff") is conducting an investigation into a public offering of shares of the Company undertaken in 2002 and 2003. In connection with that investigation, in December 2004, Carey Financial Corporation ("Carey Financial"), a wholly-owned subsidiary of W.P. Carey & Co. LLC (“W.P. Carey”) and the broker-dealer which manages the public offerings of shares of real estate investment trusts (“REITs”) managed by W.P. Carey, including the Company, received a further subpoena from the Enforcement Staff seeking information relating to (i) payments made by Carey Financial, the Company, W.P. Carey, and other REITs managed by W.P. Carey to any broker-dealer, excluding selling commissions and selected dealer fees, and (ii) payments made to Carey Financial, the Company, W.P. Carey, and other REITs managed by W.P. Carey by any broker-dealer, excluding selling commissions and selected dealer fees. W.P. Carey and Carey Financial have commenced providing information to the Enforcement Staff in response to the subpoena and are cooperating with the Enforcement Staff. It cannot be determined at this time what action, if any, the Enforcement Staff will pursue or what relief or remedies the Enforcement Staff may seek. There can be no assurance that the effect of the investigation by the Enforcement Staff and any action, relief, or remedies sought by the Enforcement Staff would not be material.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE PROPERTY ASSOCIATES 15
INCORPORATED

Date:	January 12 , 2005	By:	/s/ Gordon F. DuGan

			Name:	Gordon F. DuGan
			Title:	Co-Chief Executive Officer